EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Helios & Matheson North America Inc. for the three month period ended June 30, 2007, I, Shmuel BenTov, the principal executive officer of Helios & Matheson North America Inc., hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q for the three month period ended June 30, 2007 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Quarterly Report on Form 10-Q for the three month period ended June 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of Helios & Matheson North America Inc., on a consolidated basis.

Date: August 10, 2007	/s/ Shmuel BenTov
	Name:	Shmuel BenTov
	Title:	Chairman, Chief Executive Officer and President

A signed original of this written statement required by section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document